Exhibit 99.1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree, as of 14th February 2017 that only one statement containing the information required by Schedule 13G, and each amendment thereto, need be filed with respect to the ownership by each of the undersigned of shares of Sappi Limited and such statement to which this Joint Filing Agreement is attached as Exhibit 99.1 is filed on behalf of each of the undersigned.

INVESTEC ASSET MANAGEMENT LIMITED

By:	Michael Ginnelly

Managing Member

INVESTEC ASSET MANAGEMENT (PTY)

By:	Adam Fletcher

Managing Member